Exhibit 1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), the undersigned acknowledge and agree that the foregoing statement on Schedule 13G with respect to Class A common stock, $1.00 par value per share, of USCB Financial Holdings, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated this 17th day of July, 2026

Inversiones Atlántida S.A.

By:	/s/ Guillermo Bueso Anduray
Name: Guillermo Bueso Anduray
Title: Chief Executive Officer

Atlantida Corporation Limited

By:	/s/ Guillermo Bueso Anduray
Name: Guillermo Bueso Anduray
Title: Director

By:	/s/ Walter Bodden Joya
Name: Walter Bodden Joya
Title: Director

Guillermo Bueso Anduray

By:	/s/ Guillermo Bueso Anduray
Name: Guillermo Bueso Anduray